Exhibit 99.1

February 8, 2017
Limelight Networks Reports Financial Results for the Fourth Quarter and Full Year of 2016

•	Q4 Revenue of $43.8 million, up 2 percent, year over year and up 11 percent sequentially

•	Q4 Gross Margin of 44.9%, up 390 basis points, year over year

•	Q4 GAAP EPS of $(0.04) and Non-GAAP EPS of $0.02

•	Cash and marketable securities of $66.2 million
Limelight Networks, Inc. (Nasdaq:LLNW) (Limelight), a global leader in digital content delivery, today reported revenue of $43.8 million for the fourth quarter of 2016, up 2 percent, compared to $42.7 million in the fourth quarter of 2015, and up 11 percent, compared to $39.5 million in the third quarter of 2016. Currency headwinds negatively impacted year-over-year comparison by $0.3 million and sequential comparison by $0.5 million.
Gross margin was 44.9% in the fourth quarter of 2016, an increase of 390 basis points from 41.0% in the fourth quarter of 2015, and up 380 basis points from 41.1% in the third quarter of 2016.
Limelight reported a net loss of $3.9 million, or $0.04 per basic share, for the fourth quarter of 2016, compared to a net loss of $4.1 million, or $0.04 per basic share in the fourth quarter of 2015.
Non-GAAP net income was $1.8 million, or $0.02 per basic share for the fourth quarter of 2016, compared to a non-GAAP net loss of $0.4 million, or break-even per basic share in the fourth quarter of 2015.
EBITDA was $1.9 million for the fourth quarter of 2016, compared to $2.1 million for the fourth quarter of 2015. Adjusted EBITDA was $7.5 million for the fourth quarter of 2016 compared to $5.3 million for the fourth quarter of 2015.
For the full year ended December 31, 2016, Limelight reported revenue of $168.2 million, a decrease of 2% compared to $170.9 million for the year ended December 31, 2015. Currency negatively impacted full year revenue by $0.8 million.
Gross margin was 42.4% for the year ended December 31, 2016, an increase of 250 basis points compared to 39.9% for the year ended December 31, 2015.
Limelight reported a net loss of $73.9 million, or $0.71 per basic share, for the year ended December 31, 2016, compared to a net loss of $24.0 million, or $0.24 per basic share, in 2015. The full year 2016 net loss includes a $54.0 million provision for litigation related to the settlement and license agreement with Akamai.
Non-GAAP net income was $0.8 million, or $0.01 per basic share, for the year ended December 31, 2016, compared to a non-GAAP net loss of $11.2 million, or $0.11 per basic share, in the same period of 2015.
EBITDA was negative $51.9 million for the year ended December 31, 2016, compared to negative $4.8 million for the year ended December 31, 2015. Adjusted EBITDA was $22.8 million for the year ended December 31, 2016, compared to $6.9 million for the year ended December 31, 2015.
Limelight ended the fourth quarter with 510 employees and employee equivalents, up from 502 at the end of the third quarter of 2016, and up slightly from 509 at the end of 2015.
Commenting on the fourth quarter and full year results, Chief Executive Officer, Robert Lento said, “The fourth quarter was our strongest of the year, and 2016 was our best year ever across a number of operational and financial metrics. These results help solidify our belief, that the transition to profitable growth is underway and gaining momentum.”

Exhibit 99.1

"We operate in an attractive industry and our position is improving significantly. We’ve set aggressive goals for 2017 and we are pleased with the business trends as we begin the year. We believe our disciplined approach to drive better business performance is the best way to build a stronger company that delivers superior solutions for our customers and incremental value for our shareholders."
Based on current conditions, Limelight is confirming the following guidance for 2017:

•	Revenue between $175 million and $180 million,

•	GAAP gross margin expansion greater than 150 basis points over 2016,

•	Non-GAAP earnings per share between $0.02 and $0.06 per share,

•	Adjusted EBITDA is expected to be between $22 million and $27 million, and

•	Capital expenditures at approximately $20 million dollars.

Exhibit 99.1

Financial Tables
Limelight Networks, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	December 31, 2016	September 30, 2016	December 31, 2015
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$21,734	74,400	$44,680
Marketable securities	44,453	—	28,322
Accounts receivable, net	27,418	22,859	26,795
Income taxes receivable	125	117	170
Deferred income taxes	88	85	89
Prepaid expenses and other current assets	4,865	5,347	9,578
Total current assets	98,683	102,808	109,634
Property and equipment, net	30,352	29,643	36,143
Marketable securities, less current portion	40	40	40
Deferred income taxes, less current portion	1,017	1,317	1,252
Goodwill	76,243	76,437	76,143
Other assets	1,794	1,848	2,415
Total assets	$208,129	212,093	$225,627
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,790	9,922	$9,137
Deferred revenue	2,138	1,400	2,890
Capital lease obligations	—	—	466
Income taxes payable	188	141	204
Provision for litigation	18,000	18,000	—
Other current liabilities	12,836	10,828	10,857
Total current liabilities	41,952	40,291	23,554
Capital lease obligations, less current portion	—	—	1,436
Deferred income taxes	152	148	137
Deferred revenue, less current portion	22	30	92
Provision for litigation, less current portion	27,000	31,500	—
Other long-term liabilities	1,435	1,747	2,311
Total liabilities	70,561	73,716	27,530
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 7,500 shares authorized; no shares issued and outstanding	—	—	—
Common stock, $0.001 par value; 300,000 shares authorized; 107,059, 105,218 and 102,299 shares issued and outstanding at December 31, 2016, September 30, 2016 and December 31, 2015, respectively	107	105	102
Additional paid-in capital	490,819	486,574	477,202
Accumulated other comprehensive loss	(11,038)	(9,901)	(10,812)
Accumulated deficit	(342,320)	(338,401)	(268,395)
Total stockholders’ equity	137,568	138,377	198,097
Total liabilities and stockholders’ equity	$208,129	212,093	$225,627

Exhibit 99.1

Limelight Networks, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended					Twelve Months Ended
	Dec. 31,	Sept. 30,	Percent	Dec. 31,	Percent	Dec. 31,	Dec. 31,	Percent
	2016	2016	Change	2015	Change	2016	2015	Change
Revenues	$43,778	$39,473	11%	$42,739	2%	$168,234	$170,912	(2)%
Cost of revenue:
Cost of services (1)	19,642	18,834	4%	20,388	(4)%	78,857	84,818	(7)%
Depreciation — network	4,474	4,401	2%	4,811	(7)%	18,032	17,975	—%
Total cost of revenue	24,116	23,235	4%	25,199	(4)%	96,889	102,793	(6)%
Gross profit	19,662	16,238	21%	17,540	12%	71,345	68,119	5%
Gross profit percentage	44.9%	41.1%		41.0%		42.4%	39.9%
Operating expenses:
General and administrative (1)	7,960	8,033	(1)%	5,509	44%	30,042	25,027	20%
Sales and marketing (1)	8,215	7,711	7%	8,101	1%	32,945	37,868	(13)%
Research and development (1)	6,094	5,626	8%	6,678	(9)%	24,335	28,016	(13)%
Depreciation and amortization	590	613	(4)%	1,005	(41)%	2,452	2,929	(16)%
Provision for litigation	—	—	NA	—	NA	54,000	—	NM
Total operating expenses	22,859	21,983	4%	21,293	7%	143,774	93,840	53%
Operating loss	(3,197)	(5,745)	(44)%	(3,753)	(15)%	(72,429)	(25,721)	182%
Other income (expense):
Interest expense	(54)	(406)	(87)%	(25)	116%	(918)	(29)	NM
Interest income	101	8	NM	86	17%	123	317	(61)%
Other, net	(570)	151	(477)%	(407)	40%	(98)	1,748	(106)%
Total other income (expense)	(523)	(247)	112%	(346)	51%	(893)	2,036	(144)%
Loss before income taxes	(3,720)	(5,992)	(38)%	(4,099)	(9)%	(73,322)	(23,685)	210%
Income tax expense	199	130	53%	46	333%	603	267	126%
Net loss	$(3,919)	$(6,122)	(36)%	$(4,145)	(5)%	$(73,925)	$(23,952)	209%

Net loss per share:
Basic and diluted	$(0.04)	$(0.06)		$(0.04)		$(0.71)	$(0.24)

Weighted average shares used in per share calculation:
Basic and diluted	105,942	104,860		101,391		104,350	100,105

(1) Includes share-based compensation (see supplemental table for figures)

Exhibit 99.1

Limelight Networks, Inc.
Supplemental Financial Data
(In thousands)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2016	2016	2015	2016	2015
Share-based compensation:
Cost of services	$375	$209	$563	$1,493	$2,047
General and administrative	1,951	1,616	1,002	7,070	5,398
Sales and marketing	776	641	716	2,792	2,657
Research and development	581	521	582	2,104	2,236
Total share-based compensation	$3,683	$2,987	$2,863	$13,459	$12,338

Depreciation and amortization:
Network-related depreciation	$4,474	$4,401	$4,811	$18,032	$17,975
Other depreciation and amortization	590	611	544	2,438	1,866
Amortization of intangible assets	—	2	461	14	1,063
Total depreciation and amortization	$5,064	$5,014	$5,816	$20,484	$20,904

Net decrease in cash, cash equivalents and marketable securities:	$(8,213)	$43,515	$3,427	$(6,815)	$(20,082)

End of period statistics:
Approximate number of active customers	851	875	963	851	963

Number of employees and employee equivalents	510	502	509	510	509

Exhibit 99.1

Limelight Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2016	2016	2015	2016	2015
Operating activities
Net loss	$(3,919)	$(6,122)	$(4,145)	$(73,925)	$(23,952)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities of continuing operations:
Depreciation and amortization	5,064	5,014	5,816	20,484	20,904
Share-based compensation	3,683	2,987	2,863	13,459	12,338
Accrual of provision for litigation	—	—	—	54,000	—
Foreign currency remeasurement (gain) loss	76	343	492	585	(1,591)
Deferred income taxes	195	(39)	67	170	46
Gain on sale of property and equipment	(218)	(162)	—	(514)	—
Accounts receivable charges	101	69	299	137	1,037
Amortization of premium on marketable securities	48	—	42	67	194
Realized loss on sale of marketable securities	—	—	—	32	—
Changes in operating assets and liabilities:
Accounts receivable	(4,661)	1,944	57	(760)	(5,210)
Prepaid expenses and other current assets	315	941	(490)	4,648	(194)
Income taxes receivable	(15)	16	9	39	44
Other assets	22	50	1,477	580	3,064
Accounts payable and other current liabilities	(1,087)	1,769	(425)	(1,757)	85
Deferred revenue	730	(1,091)	(681)	(822)	(932)
Income taxes payable	68	(21)	(2)	(8)	(80)
Payments for provision for litigation	(4,500)	(4,500)	—	(9,000)	—
Other long term liabilities	(307)	(213)	1,358	(857)	688
Net cash provided by (used in) operating activities of continuing operations	(4,405)	985	6,737	6,558	6,441
Investing activities
Purchases of marketable securities	(45,629)	—	—	(45,629)	(16,821)
Sale and maturities of marketable securities	1,000	—	5,700	29,315	22,620
Change in restricted cash	—	62,790	—	—	—
Purchases of property and equipment	(4,897)	(2,986)	(3,960)	(9,563)	(24,714)
Proceeds from sale of property and equipment	504	—	—	504	—
Net cash provided by (used in) investing activities of continuing operations	(49,022)	59,804	1,740	(25,373)	(18,915)
Financing activities
Principal payments on capital lease obligations	—	(4,207)	(95)	(4,685)	(453)
Payment of employee tax withholdings related to restricted stock vesting	(676)	(362)	(348)	(1,982)	(2,627)
Cash paid for purchase of common stock	—	—	—	—	(957)
Proceeds from line of credit	—	(12,790)	—	—	—
Proceeds from employee stock plans	1,839	48	1,287	2,743	4,018
Net cash provided by (used in) financing activities of continuing operations	1,163	(17,311)	844	(3,924)	(19)
Effect of exchange rate changes on cash and cash equivalents	(402)	37	(93)	(207)	(594)
Net increase (decrease) in cash and cash equivalents	(52,666)	43,515	9,228	(22,946)	(13,087)
Cash and cash equivalents, beginning of period	74,400	30,885	35,452	44,680	57,767
Cash and cash equivalents, end of period	$21,734	$74,400	$44,680	$21,734	$44,680
Use of Non-GAAP Financial Measures
To evaluate our business, we consider and use non-generally accepted accounting principles (Non-GAAP) net income (loss), EBITDA and Adjusted EBITDA as supplemental measures of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income (loss) to be an important indicator of overall business performance. We define Non-GAAP net income (loss) to be U.S. GAAP net loss, adjusted to exclude provision for litigation, share-based compensation, litigation expenses, and amortization of intangible assets. We believe that EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define EBITDA as U.S. GAAP net income (loss) adjusted to exclude depreciation and amortization, interest expense, interest and other (income) expense, and income tax expense. We define Adjusted EBITDA as EBITDA adjusted to exclude provision for litigation, share-based compensation and

Exhibit 99.1

litigation expenses. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. Our management uses these Non-GAAP financial measures because, collectively, they provide valuable information on the performance of our on-going operations, excluding non-cash charges, taxes and non-core activities (including interest payments related to financing activities). These measures also enable our management to compare the results of our on-going operations from period to period, and allow management to review the performance of our on-going operations against our peer companies and against other companies in our industry and adjacent industries. We believe these measures also provide similar insights to investors, and enable investors to review our results of operations “through the eyes of management.”
Furthermore, our management uses these Non-GAAP financial measures to assist them in making decisions regarding our strategic priorities and areas for future investment and focus.
The terms Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Our Non-GAAP net income (loss), EBITDA and Adjusted EBITDA have limitations as analytical tools, and when assessing our operating performance, Non-GAAP net income (loss), EBITDA and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	these measures do not reflect changes in, or cash requirements for, our working capital needs;

•	Non- GAAP net income (loss) and Adjusted EBITDA do not reflect the cash requirements necessary for litigation costs, including provision for litigation and litigation expenses;

•	these measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;

•	these measures do not reflect income taxes or the cash requirements for any tax payments;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•
while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and

•	other companies may calculate Non-GAAP net income (loss), EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.
We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income (loss), EBITDA and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are calculated as follows for the periods presented in thousands:
Reconciliation of Non-GAAP Financial Measures
Limelight is presenting the most directly comparable U.S. GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable U.S. GAAP measures. Per share amounts may not foot due to rounding.

Exhibit 99.1

Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Income (Loss)
(In thousands)
(Unaudited)

	Three Months Ended						Twelve Months Ended
	December 31, 2016		September 30, 2016		December 31, 2015		December 31, 2016		December 31, 2015
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
U.S. GAAP net loss	$(3,919)	$(0.04)	$(6,122)	$(0.06)	$(4,145)	$(0.04)	$(73,925)	$(0.71)	$(23,952)	$(0.24)
Provision for litigation	—	—	—	—	—	—	54,000	0.52	—	—
Share-based compensation	3,683	0.03	2,987	0.03	2,863	0.03	13,459	0.13	12,338	0.12
Litigation expenses	1,998	0.02	2,837	0.03	402	—	7,284	0.07	(613)	(0.01)
Amortization of intangible assets	—	—	2	—	461	—	14	—	1,063	0.01
Non-GAAP net income (loss)	$1,762	$0.02	$(296)	$—	$(419)	$—	$832	$0.01	$(11,164)	$(0.11)

Weighted average shares used in per share calculation:		105,942		104,860		101,391		104,350		100,105

Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Loss to EBITDA to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015
U.S. GAAP net loss	$(3,919)	$(6,122)	$(4,145)	$(73,925)	$(23,952)
Depreciation and amortization	5,064	5,014	5,816	20,484	20,904
Interest expense	54	406	25	918	29
Interest and other (income) expense	469	(159)	321	(25)	(2,065)
Income tax expense	199	130	46	603	267
EBITDA	$1,867	$(731)	$2,063	$(51,945)	$(4,817)
Provision for litigation	—	—	—	54,000	—
Share-based compensation	3,683	2,987	2,863	13,459	12,338
Litigation expenses	1,998	2,837	402	7,284	(613)
Adjusted EBITDA	$7,548	$5,093	$5,328	$22,798	$6,908
For future periods, we are unable to provide a reconciliation of EBITDA and Adjusted EBITDA to net loss as a result of the uncertainty regarding, and the potential variability of, the amounts of depreciation and amortization, interest expense, interest and other (income) expense and income tax expense, that may be incurred in the future.
Conference Call
At approximately 4:30 p.m. EST (1:30 p.m. PST) today, management will host a quarterly conference call for investors. Investors can access this call toll-free at 877-388-8480 within the United States or +1 678-809-1592 outside of the U.S. The conference call will also be audio cast live from http://www.limelight.com and a replay will be available following the call from the Limelight website.

Exhibit 99.1

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These statements include, among others, statements regarding our expectations regarding revenue, gross margin, non-GAAP net income, capital expenditures, litigation, and our future prospects. Our expectations and beliefs regarding these matters may not materialize. The potential risks and uncertainties that could cause actual results or outcomes to differ materially from the results or outcomes predicted include, among other things, reduction of demand for our services from new or existing customers, unforeseen changes in our hiring patterns, adverse outcomes in litigation, and experiencing expenses that exceed our expectations. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online on our investor relations website at investors.limelightnetworks.com and on the SEC website at www.SEC.gov. All information provided in this release and in the attachments is as of February 8, 2017, and we undertake no duty to update this information in light of new information or future events, unless required by law.
About Limelight
Limelight Networks (NASDAQ: LLNW), a global leader in digital content delivery, empowers customers to better engage online audiences by enabling them to securely manage and globally deliver digital content, on any device. The company’s award winning Limelight Orchestrate™ platform includes an integrated suite of content delivery technology and services that helps organizations secure digital content, deliver exceptional multi-screen experiences, improve brand awareness, drive revenue, and enhance customer relationships - all while reducing costs.  For more information, please visit www.limelight.com, read our blog, follow us on Twitter , Facebook and LinkedIn and be sure to visit Limelight Connect.
Copyright (C) 2017 Limelight Networks, Inc. All rights reserved. All product or service names are the property of their respective owners.
Source: Limelight Networks
Language:
English
CONTACT:
Limelight Networks, Inc.
Sajid Malhotra, 602-850-5778
ir@llnw.com
Ticker Slug:
Ticker: LLNW
Exchange: NASDAQ